Exhibit 3.1.46

ARTICLES OF INCORPORATION

OF

JACOR BROADCASTING CORPORATION

The undersigned, desiring to form a corporation for profit under the General Corporation Laws of Ohio (Revised Code 1701.01, et seg.), does hereby certify:

FIRST: The name of said corporation shall be:

JACOR BROADCASTING CORPORATION

SECOND: The place in Ohio where its principal office is to be located is the City of Cincinnati, County of Hamilton.

THIRD: The purpose or purposes for which the corporation is formed are:

Any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Revised Code.

FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750) shares of common stock, all of which shall have no par value.

FIFTH: No holder of any shares of this corporation shall have any pre-emptive rights to subscribe for or to purchase any shares of this corporation of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

SIXTH: The Directors of this corporation may, on behalf of this corporation, redeem and purchase shares of any class of stock issued by this corporation at a price and on terms that may be agreed on between the corporation and the selling shareholder or shareholders.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 29th day of October, 1992.

INCORPORATOR:

/s/ Alan C. Rosser
Alan C. Rosser

ORIGINAL APPOINTMENT OF AGENT

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, being the incorporator of Jacor Broadcasting Corporation, hereby appoints Alan C. Rosser, whose address is 2100 Central Trust Center, 201 East Fifth Street, Cincinnati, Ohio 45202, County of Hamilton, Ohio, a resident of Ohio, as the person upon whom process, tax notices and demands against Jacor Broadcasting Corporation may be served.

INCORPORATOR:

/s/ Alan C. Rosser
Alan C. Rosser

October 29, 1992

Jacor Broadcasting Corporation

Cincinnati, Ohio 45202

Gentlemen:

I hereby accept the appointment as the representative of your company upon whom process, tax notices or demands may be served.

/s/ Alan C. Rosser
Alan C. Rosser

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